Exhibit 1.1

Execution

AIRBNB, INC.

(a Delaware corporation)

$850,000,000 4.400% Senior Notes due 2029

$850,000,000 4.650% Senior Notes due 2031

$800,000,000 5.250% Senior Notes due 2036

UNDERWRITING AGREEMENT

Dated: March 12, 2026

AIRBNB, INC.

(a Delaware corporation)

$850,000,000 4.400% Senior Notes due 2029

$850,000,000 4.650% Senior Notes due 2031

$800,000,000 5.250% Senior Notes due 2036

UNDERWRITING AGREEMENT

March 12, 2026

BofA Securities, Inc.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Airbnb, Inc., a Delaware corporation (the “Company”), confirms its agreement with the Representatives (as defined below) and the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in such Schedule A of the Company’s 4.400% Senior Notes due 2029 (the “2029 Notes”), the Company’s 4.650% Senior Notes due 2031 (the “2031 Notes”), and the Company’s 5.250% Senior Notes due 2036 (the “2036 Notes” and, together with the 2029 Notes and the 2031 Notes, the “Notes”).

The Notes will be issued pursuant to an indenture (the “Base Indenture”), to be dated on the date of the Closing Time (as defined below), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to a supplemental indenture (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), pursuant to a Blanket Letter of Representations, to be dated on or before the Closing Time (as defined in Section 2 below) (the “DTC Agreement”), from the Company to DTC.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-275550) covering the public offering and sale of certain securities of the Company, including the Notes, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Notes, which time shall be considered the “new effective date” of the Registration Statement with respect to the Notes within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus supplement and the base prospectus used in connection with the offering of the Notes, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this underwriting agreement (this “Agreement”), the Company will prepare and file a final prospectus supplement relating to the Notes in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement and the base prospectus, in the form first furnished to the Underwriters for use in connection with the offering and sale of the Notes, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 3:25 P.M., New York City time, on March 12, 2026 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time and the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to prospective investors prior to the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Notes that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B hereto, which specified items are not bona fide electronic road shows.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

This Agreement, the Indenture and the Notes are referred to herein, collectively, as the “Operative Documents.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter at the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i) Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Notes have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued by the Commission and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act. Each preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes is identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such incorporated documents were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any amendment thereto or the General Disclosure Package or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the concession and reallowance figures appearing in the fifth paragraph; the information relating to making a market in the Notes in the eighth paragraph; and the information relating to syndicate covering transactions contained in the eleventh through thirteenth paragraphs, in each case, contained in the Registration Statement, the preliminary prospectus contained in the General Disclosure Package and the Prospectus under the caption “Underwriting” (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the Underwriter Information.

Any offer that is a written communication relating to the Notes made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of paragraph (c) of Rule 163 of the 1933 Act Regulations (“Rule 163(c)”)) has been filed with the Commission in accordance with the exemption provided by Rule 163(c) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163(c).

(iv) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and listed on Schedule B hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Schedule C hereto (each a, “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not as of the Applicable Time, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the Underwriter Information.

(v) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(vi) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption of Rule 163, (D) at the date of this Agreement and (E) at the Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(vii) Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes, (C) at the date of this Agreement and (D) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(viii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board.

(ix) Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. All disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the General Disclosure Package and the Prospectus provided to prospective purchasers of the Notes.

(xi) Good Standing of the Company. The Company (i) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus and (iii) is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xii) Good Standing of Subsidiaries. (i) Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X under the 1934 Act) of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or business entity and in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole; (ii) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued shares of capital stock or other equity interests of each significant subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent that such concepts are applicable) and are owned directly or indirectly by the Company or a wholly-owned subsidiary of the Company in all material respects, and (iii) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued shares of capital stock or other equity interests of each significant subsidiary are free and clear of all liens, encumbrances, equities or claims except for (x) any such liens or encumbrances arising pursuant to indebtedness or financing arrangements described in the Registration Statement, the General Disclosure Package and the Prospectus and (y) such other liens, encumbrances equities or claims as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xiii) Capitalization. The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(xiv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xv) Authorization of the Indenture. The Indenture has been duly authorized and, at the Closing Time, will be qualified under the Trust Indenture Act and will be duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(xvi) Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by the Company and will be in the form contemplated by the Indenture, and when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(xvii) Description of the Notes and the Indenture. The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xviii) Accuracy of Statements. The statements in each of the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Notes,” “Description of Debt Securities” and “Material U.S. Federal Income Tax Consequences,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

(xix) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its significant subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xx) Absence of Labor Dispute. No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xxi) Absence of Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the General Disclosure Package and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Operative Documents or to consummate the transactions contemplated by each of the General Disclosure Package or the Prospectus.

(xxii) Absence of Further Requirements. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Operative Documents will not contravene, as applicable, any provision of (i) applicable law, (ii) the certificate of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except that in the case of clauses (i), (iii) and (iv) as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under the Operative Documents, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Operative Documents, except (x) such as shall have been obtained or waived prior to the Closing Time and (y) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

(xxiii) Possession of Licenses and Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the General Disclosure Package.

(xxiv) Title to Property. The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than intellectual property, which is addressed exclusively in Section 1 (xxv) owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially diminish the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally, (ii) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity) and (iii) applicable law and public policy with respect to rights to indemnity and contribution).

(xxv) Possession of Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, (i) to the knowledge of the Company, the Company and its subsidiaries own or have a valid right to use all intellectual property rights in or to all patents, inventions, copyrights and copyrightable works, know-how, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures, methods, processes, trademarks, service marks, trade names, domain names, social and mobile media identifiers and other source indicators, mask works and all other intellectual property, industrial property and proprietary rights anywhere in the world (including any of the foregoing as may be registered or applied for with an applicable governmental entity, and all goodwill associated with, any of the foregoing) used or held for use by them in connection with the conduct of the business as now operated by them or as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus to be operated by them (collectively, “Intellectual Property Rights”), provided that this subclause (i) shall not be deemed a representation or warranty of non-infringement, which is covered solely by subclause (v) below; (ii) to the Company’s knowledge, the Intellectual Property Rights owned by the Company and its subsidiaries are valid, subsisting and, excluding any applications for registration, to the Company’s knowledge, enforceable; (iii) no action or proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries alleging any infringement, misappropriation or other violation of Intellectual Property Rights by the Company or any of its subsidiaries and neither the Company nor any of its subsidiaries has received any notice alleging any claim relating to the ownership, enforceability, validity, registerability, infringement, misappropriation or other violation of Intellectual Property Rights by the Company and its subsidiaries; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating any Intellectual Property Rights owned by the Company and/or its subsidiaries; (v) to the Company’s knowledge, the conduct of the businesses of the Company and its subsidiaries as currently conducted does not currently infringe, misappropriate or otherwise violate any Intellectual Property Rights of any third party; (vi) the Company and its subsidiaries have taken commercially reasonable efforts to maintain the confidentiality of material confidential information and trade secrets of the Company and its subsidiaries; and (vii) the Company and its subsidiaries have taken commercially reasonable steps necessary to obtain assignments of the Intellectual Property Rights created or developed by their employees, consultants, agents and contractors in the course of their engagement with the Company and/or its subsidiaries.

(xxvi) Payment of Taxes. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, (i) the Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement (taking into account any extensions), (ii) the Company and each of its subsidiaries have paid all taxes required to be paid thereon (except taxes currently being contested in good faith and for which reserves required by GAAP have been created in the consolidated financial statements of the Company and its subsidiaries, as applicable), and (iii) no unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries (nor does the Company nor any of its subsidiaries have any written notice or knowledge of any unpaid tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries).

(xxvii) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the reasonable judgment of the Company, prudent and customary for the conduct of the businesses in which they are engaged, taken as a whole; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business except at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xxviii) Capital Stock; Equity Awards. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, other than from employees or other service providers in connection with such person’s termination of service from the Company or its subsidiaries pursuant to equity compensation plans or agreements described in the General Disclosure Package, in exercise of the Company’s right of first refusal upon a proposed transfer or pursuant to a publicly-announced share repurchase program, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock (other than the exercise or settlement (including any “net” or “cashless” exercises or settlements) of equity awards or warrants or grants of equity awards or forfeiture of equity awards outstanding as of such respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, in the case of equity awards, granted pursuant to the equity compensation plans described in the General Disclosure Package and, in the case of warrants, as described in the General Disclosure Package), short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, respectively.

(xxix) Environmental Laws. To the Company’s knowledge, the Company and each of its subsidiaries, taken as a whole, (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xxx) Costs of Environmental Compliance. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(xxxi) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting as defined in Rule 13(a)-15(f) under the 1934 Act (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(xxxii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxiii) Absence of Manipulation. Neither the Company nor any subsidiary or other affiliate of the Company has taken, nor will the Company or any such subsidiary or other affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(xxxiv) Anti-Corruption. (i) None of the Company or any of its subsidiaries or its controlled affiliates, or any director or executive officer thereof, or to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has made an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or, knowingly, indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action in violation of any applicable anti-corruption laws, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(xxxv) Money Laundering Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, operations of the Company and its subsidiaries are and have otherwise been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended, the criminal money laundering statutes at 18 U.S.C. 1956 and 2957 and the other applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency with jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxvi) Sanctions. (i) None of the Company, any of its subsidiaries, or any director or executive officer thereof, or, to the Company’s knowledge, any employee, agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the target of any economic sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, any relevant European Union member state, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) operating from, organized or resident in a country or territory that is the subject of comprehensive Sanctions (currently the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea and, prior to July 1, 2025, Syria).

(ii) Unless authorized by OFAC or otherwise exempt under applicable laws and regulations, the Company will not, directly or, knowingly, indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the target of comprehensive Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person participating in the offering, whether as underwriter, advisor, investor or otherwise.

(iii) Since April 24, 2019, except as disclosed to OFAC, the Company and its subsidiaries have not knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the target of Sanctions, except to the extent authorized by OFAC or otherwise exempt under applicable laws and regulations.

(iv) The Company and its subsidiaries have adopted and implemented, and will routinely update and continue to implement, a risk-based Sanctions compliance program that takes account of the Company’s size, sophistication, products, services, customers, counterparties, and the geographic locations where it operates.

(xxxvii) Statistical and Market-Related Data. Any statistical, industry-related and market-related data included in each of the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate and such data is consistent with the sources from which they are derived, in all material respects.

(xxxviii) Data Privacy. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, the Company and each of its subsidiaries have complied and are presently in compliance with all applicable privacy policies and data protection laws, contractual obligations, applicable laws, statutes, judgments and orders binding on the Company or its subsidiaries, statutes, rules and regulations of any court or arbitrator or other governmental or regulatory authority, privacy policies, and any other contractual or legal obligations, in each case, relating to collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, sensitive, confidential or regulated data .

(xxxix) Cybersecurity. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, the Company and each of its subsidiaries have taken reasonable technical and organizational measures appropriate to protect the information technology systems and personal data of the Company used in connection with the operation of the Company’s and its subsidiaries’ businesses. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and without limiting the foregoing, except as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security policies and procedures and safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or personal, personally identifiable, sensitive, confidential or regulated data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Except as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, to the Company’s knowledge, in the last three years, there has been no security breach, compromise, misuse, misappropriation, or unauthorized use, access, disablement, or modification of or relating to any such information technology system or personal data, and the Company and its subsidiaries have not been notified in writing of and have no knowledge of any security breach, compromise, misuse, misappropriation, or unauthorized use, access, disablement, or modification of or relating to any such information technology system or personal data.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives pursuant to this Agreement or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) The Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of 99.528% of the principal amount thereof in respect of the 2029 Notes, 99.294% of the principal amount thereof in respect of the 2031 Notes, and 99.219% of the principal amount thereof in respect of the 2036 Notes, plus accrued interest, if any, from March 16, 2026 to the Closing Time (as defined below) hereunder, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule A.

(b) The Closing Time. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, CA 94304, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on March 16, 2026 (unless postponed in accordance with the provisions of Section 10) or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

(c) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the General Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Applicable Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d) Payment for the Notes. Payment for the Notes shall be made to the Company at the Closing Time by wire transfer of immediately available funds to a bank account designated by the Company.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase. The Representatives may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Time, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Time and shall be made available for inspection on the business day preceding the Closing Time at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3. Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(a) Compliance with Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Notes shall become effective or any amendment or supplement to the General Disclosure Package or the Prospectus shall have been used or filed, as the case may be, including any document incorporated by reference therein, in each case only as permitted by this Section 3, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, the General Disclosure Package or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information relating to the Registration Statement, the General Disclosure Package or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or, to the Company’s knowledge, threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof as soon as practicable. The Company shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Notes is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Notes any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, any document incorporated therein by reference, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Representatives written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement, provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Filing or Use of Amendments or Supplements. The Company has given the Representatives written notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time and will give the Representatives written notice of its intention to file or use any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus, whether pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or otherwise, from the Applicable Time to the later of (i) the time when a prospectus relating to the Notes is no longer required by the 1933 Act (without giving effect to Rule 172) to be delivered in connection with sales of the Notes and (ii) the Closing Time, and will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.

(d) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The signed copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Notes is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Notes, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Notes for offer and sale under (or obtain exemptions from the application of) the applicable securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, however, that nothing contained in this provision shall require the Company to qualify to do business in any jurisdiction (including as a foreign corporation), to execute or file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or, to the Company’s knowledge, threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof as soon as practicable.

(g) Earnings Statements. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i) Restriction on Sale of Notes. During the period commencing on the date hereof and ending at the Closing Time, the Company will not, without the prior written consent of the Representatives, directly or indirectly issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to sell or otherwise transfer or dispose of any debt securities of or guaranteed by the Company that are similar to the Notes (other than the Notes issued under this Agreement) or any securities convertible into or exercisable or exchangeable for any debt securities of or guaranteed by the Company that are similar to the Notes.

(j) Reporting Requirements. The Company, during the period when a prospectus relating to the Notes is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Notes, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by, and each such document will meet the requirements of, the 1934 Act and 1934 Act Regulations.

(k) Final Term Sheet. The Company will prepare a final term sheet (a “Final Term Sheet”) containing a description of the final terms of the Notes and their offering, in a form approved by the Underwriters and attached as Schedule D hereto, and acknowledges that the Final Term Sheet is an Issuer Free Writing Prospectus and will comply with its related obligations set forth in Section 3(l) hereof. The Company will furnish to each Underwriter, without charge, copies of the Final Term Sheet promptly upon its completion.

(l) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer General Use Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives in writing and, will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any Notes remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, (i) promptly notify the Representatives in writing and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form and substance satisfactory to the Underwriters. If, at the Renewal Deadline, the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, (i) promptly notify the Representatives in writing, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Notes, in a form and substance reasonably satisfactory to the Underwriters, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Representatives in writing of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Notes to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement or post-effective amendment, as the case may be.

(n) Eligibility of Automatic Shelf Registration Statement Form. If at any time when Notes remain unsold by the Underwriters the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives in writing, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to such Notes, in a form and substance reasonably satisfactory to the Underwriters, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Representatives in writing of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new registration statement or post-effective amendment, as the case may be.

(o) Certification Regarding Beneficial Owners. The Company will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

(p) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or would reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.

(q) DTC. The Company will cooperate with the Underwriters and use its commercially reasonable efforts to permit the Notes to be eligible for clearance, settlement and trading through the facilities of DTC.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including without limitation (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Notes to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iv) all costs and expenses incurred in connection with the preparation and execution of the Operative Documents and the DTC Agreement, (v) the fees and disbursements of the Company’s counsel, accountants and other advisors, (vi) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky or legal investment memorandum (provided that such fees and disbursements do not exceed $10,000), (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) any fees payable in connection with the rating of the Notes by the rating agencies, (ix) the fees and expenses of the Trustee including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (x) the fees and expenses of making the Notes eligible for clearance, settlement and trading through the facilities of DTC, (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Notes made by the Underwriters caused by a breach of the representation contained in the second sentence of Section 1(a)(ii), (xii) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xiii) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6, 7 and 9(b) hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(l), Section 9(a) or Section 10 hereof, the Company shall reimburse the Underwriters, upon request, for all of their out-of-pocket expenses that have been reasonably incurred by the Underwriters in connection with the offering and sale of the Notes, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement, etc. The Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof and became effective upon filing in accordance with Rule 462(e). Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the 1933 Act Regulations. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued by the Commission and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information relating to the Registration Statement, the General Disclosure Package or the Prospectus. The Company shall have paid the required Commission filing fees relating to the Notes within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters reasonably requested by the Representatives. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other Representatives of the Company and its subsidiaries and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, the Representatives shall have received a certificate of an executive officer of the Company, dated the Closing Time, to the effect that (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the General Disclosure Package and Prospectus, (ii) the representations and warranties of the Company in this Agreement are true and correct as of the Closing Time with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) the conditions specified in Section 5(a) hereof have been satisfied.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) No Objection. If a filing with FINRA is required, FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Notes.

(h) No Important Changes. Since the execution of this Agreement, (i) in the judgment of the Representatives, since the date hereof or the respective dates of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the General Disclosure Package or the Prospectus, that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Prospectus, (ii) there shall not have been any change or decrease specified in the letter or letters referred to in Section 5(e) hereof which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes and (iii) there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Chief Financial Officer’s Certificate. The Representatives shall have received, on each of the date hereof and the Closing Date, a certificate signed by the Chief Financial Officer of the Company, dated respectively as of the date hereof or as of the Closing Date, substantially in the form agreed with the Representatives.

(j) Clearance, Settlement and Trading. Prior to the Closing Time, the Company and DTC shall have executed and delivered the Letter of Representations, dated the Closing Time, and each series of the Notes shall be eligible for clearance, settlement and trading through the facilities of DTC.

(k) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16, 17 and 18 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any “road show” as defined in Rule 433(h) under the 1933 Act (a “road show”), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any road show of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (each, a “Governmental Authority”), commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as reasonably incurred (including the fees and disbursements of counsel chosen by the Representatives) in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Notes underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, officers, directors and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Notes set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates, officers, directors and or selling agents, any person controlling any Underwriter or the Company’s officers or directors or any person controlling the Company and (ii) delivery of and payment for the Notes.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the General Disclosure Package and Prospectus, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering of the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the New York Stock Exchange or the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Authority, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal, New York or Delaware authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16, 17 and 18 shall survive such termination and remain in full force and effect. If this Agreement shall be terminated by the Representatives, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (other than by reason of a default by the Representatives or the occurrence of any of the events described in clauses (ii), (iii) (solely to the extent that such event is not caused by conduct of the Company), (iv), (v) or (vi) of Section 9(a)), the Company will reimburse the Representatives or such Representatives as have so terminated this Agreement with respect to themselves, severally, for all documented out-of-pocket expenses (including the reasonable and documented fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Notes of such series to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Notes of such series to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, care of BofA Securities, Inc. at 114 W47th Street, NY8-114-07-01, New York, New York 10036, Attention: High Grade Transaction Management/Legal, fax (646) 855-5958; Goldman Sachs & Co. LLC, at 200 West Street, New York, New York 10282-2198, Attention: Registration Department, fax 212-902-9316; and Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, with a copy to the Legal Department; and notices to the Company shall be directed to it at Airbnb, Inc. at 888 Brannan Street, San Francisco, CA 94103, Attention: Chief Legal Officer.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (b) in connection with the offering of the Notes and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Notes or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) or any other obligation to the Company with respect to the offering of the Notes except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Underwriters have not provided any legal, accounting, financial, regulatory, investment or tax advice with respect to the offering of the Notes and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14. Recognition of the U.K. Bail In Clause for Other Liabilities. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any Underwriter subject to the Bail-In Powers of the relevant UK resolution authority (each, a “UK bail-in party”) and the Company, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by: (a) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of a UK bail-in party to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of any UK bail-in party or another person, and the issue to or conferral on the Company of any UK bail-in party of such shares, securities or obligations; (iii) the cancellation of the UK Bail-in Liability; and (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (b) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority. As used in this Section 14:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons, Affiliates, selling agents, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons, Affiliates, selling agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 18. Consent to Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any Specified Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 22. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 23. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, its subsidiaries and/or the offering of the Notes that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 24. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement shall not become effective until the execution of this Agreement by the parties hereto. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 6 and the contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 6 and 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the 1933 Act and the 1934 Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

AIRBNB, INC.

By:	/s/ Elinor Mertz
Name: Elinor Mertz
Title: Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

BOFA SECURITIES, INC.
GOLDMAN SACHS & CO. LLC
MORGAN STANLEY & CO. LLC

BOFA SECURITIES, INC.

By:	/s/ Cody Kiechle
Name: Cody Kiechle
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Jonathan Zwart
Name: Jonathan Zwart
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Michell VanZandt
Name: Mitchell VanZandt
Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of 2029 Notes to be Purchased	Aggregate Principal Amount of 2031 Notes to be Purchased	Aggregate Principal Amount of 2036 Notes to be Purchased
BofA Securities, Inc.	$170,000,000	$170,000,000	$160,000,000
Goldman Sachs & Co. LLC	$212,500,000	$212,500,000	$200,000,000
Morgan Stanley & Co. LLC	$170,000,000	$170,000,000	$160,000,000
Barclays Capital Inc.	$35,328,000	$35,328,000	$33,250,000
Citigroup Global Markets Inc.	$35,328,000	$35,328,000	$33,250,000
J.P. Morgan Securities LLC	$35,328,000	$35,328,000	$33,250,000
Mizuho Securities USA LLC	$35,328,000	$35,328,000	$33,250,000
BMO Capital Markets Corp.	$27,838,000	$27,837,000	$26,200,000
HSBC Securities (USA) Inc.	$27,838,000	$27,837,000	$26,200,000
RBC Capital Markets, LLC	$27,838,000	$27,838,000	$26,200,000
Santander US Capital Markets LLC	$27,837,000	$27,838,000	$26,200,000
Standard Chartered Bank	$27,837,000	$27,838,000	$26,200,000
Academy Securities, Inc.	$3,400,000	$3,400,000	$3,200,000
Blaylock Van, LLC	$3,400,000	$3,400,000	$3,200,000
Independence Point Securities LLC	$3,400,000	$3,400,000	$3,200,000
R. Seelaus & Co., LLC	$3,400,000	$3,400,000	$3,200,000
Samuel A. Ramirez & Company, Inc.	$3,400,000	$3,400,000	$3,200,000

Total	$850,000,000	$850,000,000	$800,000,000

Sch A

SCHEDULE B

Issuer Free Writing Prospectuses

1. Final Term Sheet for the Notes

Sch B

SCHEDULE C

Electronic Road Shows and Other Written Communications

1. Investor Presentation dated March 2026

Sch C

SCHEDULE D

FORM OF FINAL TERM SHEET

AIRBNB, INC.

PRICING TERM SHEET

Issuer:	Airbnb, Inc.

Expected Ratings (Moody’s / S&P):*	[RESERVED] / [RESERVED]

Trade Date:	March 12, 2026

Settlement Date:**	March 16, 2026 (T+2)

Denominations:	$2,000 and multiples of $1,000 thereafter

Day Count Convention:	30/360

Joint Book-Running Managers:	BofA Securities, Inc. Goldman Sachs & Co. LLC Morgan Stanley & Co. LLC Barclays Capital Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC Mizuho Securities USA LLC

Co-Managers:

BMO Capital Markets Corp.

HSBC Securities (USA) Inc.

RBC Capital Markets, LLC

Santander US Capital Markets LLC

Standard Chartered Bank

Academy Securities, Inc.

Blaylock Van, LLC

Independence Point Securities LLC

R. Seelaus & Co., LLC

Samuel A. Ramirez & Company, Inc.

4.400% Senior Notes due 2029 (“2029 Notes”)

Principal Amount:	$850,000,000

Maturity Date:	March 16, 2029

Coupon:	4.400% per annum, accruing from and including March 16, 2026

Price to Public:	99.978% of the principal amount

Interest Payment Dates:	March 16 and September 16 of each year, commencing on September 16, 2026

Benchmark Treasury:	3.500% due February 15, 2029

Benchmark Treasury Yield:	3.758%

Spread to Benchmark Treasury:	+65 basis points

Yield to Maturity:	4.408%

Optional Redemption:

Prior to February 16, 2029 (one month prior to the maturity date of the 2029 Notes) (the “2029 Notes Par Call Date”), the Issuer may redeem the 2029 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2029 Notes matured on the 2029 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 10 basis points, less (b) interest accrued to the date of redemption; and

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(2) 100% of the principal amount of the 2029 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2029 Notes Par Call Date, the Issuer may redeem the 2029 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2029 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Change of Control Triggering Event Put:	101% of the principal amount plus accrued and unpaid interest

CUSIP / ISIN Numbers:	009066 AC5 / US009066AC57

4.650% Senior Notes due 2031 (“2031 Notes”)

Principal Amount:	$850,000,000

Maturity Date:	March 16, 2031

Coupon:	4.650% per annum, accruing from and including March 16, 2026

Price to Public:	99.894% of the principal amount

Interest Payment Dates:	March 16 and September 16 of each year, commencing on September 16, 2026

Benchmark Treasury:	3.500% due February 28, 2031

Benchmark Treasury Yield:	3.854%

Spread to Benchmark Treasury:	+82 basis points

Yield to Maturity	4.674%

Optional Redemption:

Prior to February 16, 2031 (one month prior to the maturity date of the 2031 Notes) (the “2031 Notes Par Call Date”), the Issuer may redeem the 2031 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2031 Notes matured on the 2031 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 15 basis points, less (b) interest accrued to the date of redemption; and

(2) 100% of the principal amount of the 2031 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

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On or after the 2031 Notes Par Call Date, the Issuer may redeem the 2031 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2031 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Change of Control Triggering Event Put:	101% of the principal amount plus accrued and unpaid interest

CUSIP / ISIN Numbers:	009066 AD3 / US009066AD31

5.250% Senior Notes due 2036 (“2036 Notes”)

Principal Amount:	$800,000,000

Maturity Date:	March 16, 2036

Coupon:	5.250% per annum, accruing from and including March 16, 2026

Price to Public:	99.869% of the principal amount

Interest Payment Dates:	March 16 and September 16 of each year, commencing on September 16, 2026

Benchmark Treasury:	4.125% due February 15, 2036

Benchmark Treasury Yield:	4.247%

Spread to Benchmark Treasury:	+102 basis points

Yield to Maturity:	5.267%

Optional Redemption:

Prior to December 16, 2035 (three months prior to the maturity date of the 2036 Notes) (the “2036 Notes Par Call Date”), the Issuer may redeem the 2036 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2036 Notes matured on the 2036 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 20 basis points, less (b) interest accrued to the date of redemption; and

(2) 100% of the principal amount of the 2036 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2036 Notes Par Call Date, the Issuer may redeem the 2036 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2036 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Change of Control Triggering Event Put:	101% of the principal amount plus accrued and unpaid interest

CUSIP / ISIN Numbers:	009066 AE1 / US009066AE14

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

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**

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the first business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+2, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers who wish to trade the notes prior to one business day before delivery should consult their advisors in this regard.

The Issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplement) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents, and, when available, the final prospectus supplement related to the offering for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by contacting any of the representatives of the underwriters: BofA Securities, Inc. at 1-800-294-1322 (toll-free); Goldman Sachs & Co. LLC at 1-866-471-2526 (toll-free); and Morgan Stanley & Co. LLC at 1-866-718-1649 (toll-free).

This communication should be read in conjunction with the preliminary prospectus supplement (including the documents incorporated by reference in the preliminary prospectus supplement), the related prospectus and, when available, the final prospectus supplement related to the offering. The information in this communication supersedes the information in the preliminary prospectus supplement.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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